EXHIBIT D-1

                                  BEFORE THE
                    PENNSYLVANIA PUBLIC UTILITY COMMISSION

          In Re:  Application of Pennsylvania Power    :
          & Light Company, PFG Gas, Inc. and      :
          North Penn Gas Company for a Certificate     :
          of Public Convenience Evidencing Approval    :
          under Section 1102(a)(3) of the Public       :    Docket No:
          Utility Code of the Transfer from Penn Fuel  :    A----
          Gas, Inc. to PP&L Resources, Inc. by         :
          Merger the Title to, or the Possession       :
          or Use of, All Property of Penn Fuel Gas,    :
          Inc.'s Public Utility Subsidiaries, PFG Gas, :
          Inc. and North Penn Gas Company, Used or     :
          Useful in the Public Service                 :


          TO THE PENNSYLVANIA PUBLIC UTILITY COMMISSION:

                               A.  INTRODUCTION

               1. By this Application, Pennsylvania Power & Light Company ("PP&L"), PFG Gas, Inc ("PFG") and North Penn Gas Company ("North Penn") seek, pursuant to Section 1102
          (a)(3) of the Public Utility Code, 66 Pa.C.S.
          SECTION 1102(a)(3), as interpreted in the Statement of Policy on Utility Stock Transfers, at 52 Pa Code SECTION 69.901, a certificate of public convenience evidencing the Pennsylvania Public Utility Commission's ("Commission") approval of the transfer by merger from Penn Fuel Gas, Inc. ("Penn Fuel") to PP&L Resources, Inc. ("PP&L Resources") the title to, or the possession or use of, all property of Penn Fuel's gas distribution public utility subsidiaries, PFG and North Penn, that is used or useful in the public service.

               2.   The complete names and address of the
          Applicants are:

                         Pennsylvania Power & Light Company
                         Two North Ninth Street
                         Allentown, Pennsylvania  18101-1179

                         PFG Gas, Inc.
                         55 South Third Street
                         Oxford, Pennsylvania  19363

               3. The names, addresses and telephone numbers of the Applicants' attorneys are:

                         David B. MacGregor
                         Morgan, Lewis & Bockius LLP
                         2000 One Logan Square
                         Philadelphia, PA  19103-6993
                         Tel: (215) 963-5448
                         Fax: (215) 963-5299

                         John H. Isom
                         Morgan, Lewis & Bockius LLP
                         One Commerce Square
                         417 Walnut Street
                         Harrisburg, PA  17101-1904
                         Tel: (717) 237-4022
                         Fax: (717) 237-4004

               4. The name, address and telephone numbers of an additional attorney for PP&L are:

                         Paul E. Russell
                         Associate General Counsel
                         Pennsylvania Power & Light Company
                         Two North Ninth Street
                         Allentown, PA  18101-1179
                         Tel: (610) 774-4254
                         Fax: (610) 774-6726

                  B.  THE PARTIES TO THE PROPOSED TRANSACTION

               5. PP&L Resources, a Pennsylvania corporation, was organized in 1995, as part of a restructuring of the PP&L corporate system. The Commission approved this reorganization in an Order entered on February 10, 1995, at Docket No. A-110500, F.206. As a result of the restructuring, PP&L Resources owns all of the issued and outstanding shares of common capital stock of PP&L. The stock of PP&L Resources is widely held and is traded on the New York Stock Exchange. PP&L is a public utility corporation which provides electric service in Pennsylvania. Because PP&L Resources owns all of the issued and outstanding common capital stock of PP&L, PP&L Resources is a holding company under the Public Utility Holding Company Act of 1935 ("PUHCA"). PP&L Resources, however, qualifies for an exemption under the PUHCA because it and its electric utility subsidiary are predominantly intrastate in character and carry on their businesses in a single state in which they are organized.

               In addition to PP&L, PP&L Resources owns other subsidiaries, including Power Markets Development Company, which invests in energy projects in the United States and foreign countries, and Spectrum Energy Services Corporation, which markets energy-related services and products.

               6. PP&L is a Pennsylvania corporation organized in 1920, which provides electric public utility service in central and eastern Pennsylvania. As shown in Exhibit G,
          Schedule 1 hereto, as of June 30, 1997, PP&L served approximately 1.2 million customers. PP&L provides service throughout a 10,000 square mile service territory in 29 countries. For the twelve months ended June 30, 1997, PP&L's jurisdictional sales exceeded 32 billion kWh. As shown in Exhibit I, Schedule 1 hereto, for the same period, PP&L's annual operating revenues were approximately $2.9 billion. PP&L's system includes more than 1,100 miles of bulk transmission lines operating at or above 230,000 volts and more than 50,000 miles of other transmission and distribution lines operating at less than 230,000 volts.

               PP&L currently operates its generation and transmission facilities as part of the Pennsylvania -- New Jersey -- Maryland ("PJM") interconnection. PP&L's PJM operations and other wholesale services are subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission ("FERC").

               7.   Penn Fuel is a Pennsylvania corporation
          organized in 1944, Penn Fuel owns all of the common capital stock of two subsidiaries, PFG and North Penn, which provide gas service subject to the Commission's regulatory jurisdiction. As a result of its ownership of gas public utilities, Penn Fuel is a holding company under the PUHCA. Penn Fuel, however, qualifies for an exemption under the PUHCA because it and its gas utility subsidiaries are predominantly intrastate in character and carry on their businesses predominantly in a single state in which they are organized. In addition to owning public utility subsidiaries, Penn Fuel sells propane to approximately 28,000 customers.

               8. PFG provides gas sales and transportation service in portions of 27 Pennsylvania counties and in a small portion of northern Maryland. PFG owns and operates numerous local gas distribution systems that are dispersed throughout the southern and eastern two thirds of Pennsylvania. As shown in Exhibit G, Schedule 2 hereto, as of June 30, 1997, PFG provided gas service to 35,518 customers in Pennsylvania. As shown in Exhibit I,
          Schedule 2 hereto, annual operating revenues for PFG for the twelve months ended June 30, 1997, were $50,251,383.

               9. North Penn is a Pennsylvania corporation organized in 1950. North Penn owns and operates two local distribution systems, one in northwestern Pennsylvania and one in north central Pennsylvania.
          North Penn provides gas sales, transportation and storage service in ten counties in northern and northwestern Pennsylvania, subject to the regulatory jurisdiction of the Commission. In addition, North Penn provides gas storage service subject to the regulatory jurisdiction of FERC, although by a FERC Order dated June 3, 1992, at Docket No. RP91-111-004, authority over North Penn's storage rates was delegated to the Commission. As shown in Exhibit G, Schedule 3 hereto, as of June 30, 1997, North Penn provided gas service to 34,544 customers in Pennsylvania. As shown in Exhibit I, Schedule 3 hereto, annual operating revenues for North Penn for the twelve months ended June 30, 1997, were $45,189,495.

            C.  DESCRIPTION OF THE PROPOSED ACQUISITION AND MERGER

               10. The following is a summary of the principal steps which will be, or have been, taken to effect the proposed acquisition and merger. A complete copy of the Agreement and Plan of Merger, dated as of June 26, 1997, is provided as Exhibit A hereto.

               a. PP&L Resources has caused a new wholly-owned subsidiary to be organized under the laws of Pennsylvania for the purposes of the proposed acquisition and merger. The name of this corporation is Keystone Merger Corp. ("Keystone").

               b.   Keystone will be merged into Penn Fuel.  Penn
                    Fuel will be the surviving corporation, and Keystone will cease to exist.

               c. Following the merger, the officers, directors, corporate charter and bylaws of Keystone immediately before the merger will become the officers, directors, corporate charter and bylaws of the surviving corporation, Penn Fuel.

               d. In the merger, the outstanding shares of common stock of Penn Fuel will be converted into the right to receive shares of common stock of PP&L Resources. In particular, each Penn Fuel common share will be converted into the right to receive between 6.968 and 8.516 shares of PP&L Resources common stock, depending upon the market price of PP&L Resources common stock at the time of the closing of the merger. In this manner, Penn Fuel common shareholders at the time of the merger will become PP&L Resources common shareholders, and PP&L Resources will be the sole holder of all of the outstanding common stock of Penn Fuel.

               e. Penn Fuel is taking all actions necessary to redeem shares of its outstanding preferred stock in accordance with the terms of the preferred stock. At the option of each preferred stockholder, in lieu of receiving the cash redemption price under the terms of the preferred stock, such Penn Fuel preferred stock, in the merger, may be converted into the right to receive shares of common stock of PP&L Resources. In particular, each Penn Fuel preferred share would be converted into the right to receive between 0.682 and 0.833 shares of PP&L Resources common stock, depending upon the market prices of PP&L Resources common stock at the time of the closing of the merger. In this manner, Penn Fuel preferred shareholders at the time of the merger may become PP&L Resources common shareholders, and there will no longer be any shares of preferred stock outstanding.

               f. Immediately following the consummation of the transaction proposed in the Agreement and Plan of Merger, Penn Fuel will continue to exist, will retain its present name, and will operate as a wholly-owned subsidiary of PP&L Resources.

                  D.  BENEFITS OF THE ACQUISITION AND MERGER

               11. Presently, Penn Fuel's issued and outstanding shares of common capital stock are closely held. Almost 95 percent of such stock is beneficially held by members of a single family. After the acquisition by PP&L Resources, Penn Fuel and its subsidiaries will be owned by a large holding company whose common equity capital is publicly traded on the New York Stock Exchange and whose long-term debt is rated A2 by Moody's and A- by Standard and Poor's ("S&P"). PP&L Resources is included in the S&P 500 Composite Index and the S&P Public Utilities.

               In contrast, Penn Fuel's common stock is not actively traded, and its long-term debt is not rated. Clearly, it will be much easier and more efficient for Penn Fuel's operating subsidiaries to raise capital to meet their ever increasing capital requirements to renew and expand their systems as part of the PP&L Resources corporate system than as part of the Penn Fuel corporate system.

               12. Acquisition of Penn Fuel will add to the PP&L Resources corporate system's customer base in additional areas in Pennsylvania because PFG and North Penn provide service in geographic areas not presently served by PP&L, as well as in areas presently served by PP&L.

               13. Acquisition by PP&L Resources of Penn Fuel and its operating subsidiaries will provide PP&L with expertise concerning alternative forms of energy, which expertise may be useful in making future decisions concerning energy sources.

               14. Acquisition of Penn Fuel will enable the PP&L Resources corporate system to offer a wider range of energy sources to customers. Retail electricity markets in Pennsylvania will be open to competition beginning in 1999. Retail gas markets also are expected to be open to competition in the near future. The merger will permit the PP&L Resources corporate system to compete in both energy markets on a state-wide basis and to provide to customers electricity or gas depending on their needs.

               15. Following the merger, the PP&L Resources corporate system's presence in a larger geographic area and the ability to provide both gas and electric energy will enhance the ability to offer "behind the meter" consulting services and present increased opportunities to provide to residential and commercial customers the benefits of energy management systems.

               16. There are only limited opportunities for achieving efficiencies in operations as a result of the acquisition of Penn Fuel by PP&L Resources, due to the differences in the nature of the utility services provided, differences in training for and expertise of employees of gas companies and of electric companies and the limited geographical overlap of the service territories of PFG and North Penn with PP&L's service territory. Nevertheless, PP&L, PFG and North Penn will seek to find operational efficiencies in an effort to mitigate future increases in costs of service.

               17. Due to the increased size and resources of the combined corporate system, in comparison to the Penn Fuel corporate system on a stand-alone basis, the acquisition will greatly strengthen the foundation supporting services to PFG's and North Penn's customers at a high quality level.

               18.  Following the acquisition, PFG's and North
          Penn's customers will have increased stability and other benefits inherent in being part of a much larger organization.

                                   E.  RATES

               19. Presently, PFG and North Penn provide service to Pennsylvania jurisdictional customers under a single tariff and a single set of rates. PFG's and North Penn's rates will not change as a result of the acquisition by PP&L Resources.

               20. PP&L's rates for electric service will not change as a result of the acquisition.

                                  F.  SERVICE

               21. Service provided by PP&L, PFG and North Penn will not be affected by the acquisition.

                            G.  CORPORATE APPROVALS

               22. The merger has been approved by the Board of Directors of Penn Fuel and the Board of Directors of PP&L Resources.

               23. The merger is subject to approval by Penn Fuel's shareholders. Such approval is assured, however, because interests representing almost 95 percent of the issued and outstanding shares of common capital stock of Penn Fuel have committed to vote in favor of the acquisition pursuant to a voting agreement dated as of June 26, 1997. The merger is subject also to other closing conditions as set forth in the Agreement and Plan of Merger dated as of June 26, 1997.

                           H.  REGULATORY APPROVALS

               24. The proposed merger is subject to approval by the United States Securities and Exchange Commission
          ("SEC") under the PUHCA.

               25.  The Maryland Public Service Commission
          ("Maryland PSC") is being duly notified of the proposed transfer by merger. The Maryland PSC will then determine whether any proceedings and its approval will be required.

               26. The expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will be required.

               27.  A registration statement under the Securities
          Act of 1933 must be declared effective by the SEC.

                            I.  SERVICE TERRITORIES

               28. Provided as Exhibit B hereto are copies of the tariff sheets of PFG and North Penn, which identify the areas where they provide service in Pennsylvania. Exhibit C hereto is a map depicting the portions of pennsylvania where PFG and North Penn provide service.

               29. Provided as Exhibit D hereto are copies of the tariff sheets of PP&L identifying areas where it provides service. Exhibit E is a map depicting the portions of Pennsylvania where PP&L provides service.

               30. The service territories of PP&L, PFG and North Penn would not be changed by the Commission's approval of this Application or by the consummation of the transaction proposed herein.

               J.  CORPORATE HISTORIES OF THE AFFECTED UTILITIES

               31. PP&L was founded in 1920 through consolidation of eight electric companies. It was organized initially as a direct subsidiary of Lehigh Power Securities Corporation and an indirect subsidiary of the Electric Bond and Share Company. In 1939, PP&L's corporate parent, Lehigh Power Securities Corporation was dissolved, and PP&L became a direct subsidiary of National Power & Light Company and remained an indirect subsidiary of Electric Bond and Share Company. From 1945 through 1947, as a result of a series of transactions, National Power & Light Co. and Electric Bond and Share Co. divested themselves of PP&L ownership and PP&L stock was sold to the public. As explained above, in 1995, PP&L became a subsidiary of a newly-formed holding company, PP&L Resources.

               Since its organization, PP&L has expanded its service territory through a series of acquisitions.

               a. In 1923, Wilkes Barre Electric Company was merged into PP&L.

               b.   In 1925, PP&L acquired United Electric Company.

               c.   In 1929, PP&L acquired Harrisburg Light & Power
                    Company.

               d. In 1930, PP&L acquired twenty-eight electric companies which served substantially all of Lancaster County, Pennsylvania.

               e.   In 1938, Conestoga Transmission and Lehigh
                    Electric Light & Power Company were merged into
                    PP&L.

               f.   In 1948, PP&L acquired Palmerton Lighting
                    Company.

               g. In 1955, Pennsylvania Water & Power Company was merged into PP&L.

               h. In 1956, Scranton Electric Company was merged into PP&L.

               i. In 1980, Hershey Electric Company was merged into PP&L.

               32. Effective December 31, 1994, PFG was created by a merger of seven predecessor public utility corporations. In the merger, Allied Gas Company, Counties Gas Company, Interboro Gas Company, Lewistown Gas Company, South Penn Gas Company, and Union Gas Company were merged with and into Central Penn Gas Company, the surviving corporation, the name of which was simultaneously changed to PFG Gas, Inc. The merger had been approved by the Commission in an Order entered on December 15, 1994, at Docket No. A-120003.

               33. As part of an overall plan of simplification and integration of the Pennsylvania Gas & Electric Corporation ("Penn Corp.") corporate system under the PUHCA North Penn Gas Company ("Old North Penn") and its three wholly-owned gas utility subsidiaries Allegany Gas Company, which had been incorporated in 1898, Alum Rock Gas Company which had been incorporated in 1904, and Dempseytown Gas Company, which had been incorporated in 1910, entered into an Agreement of Merger and Consolidation which became effective as of December 31, 1950. Under the terms of the Agreement of Merger and Consolidation, a new corporation, also known as North Penn Gas Company was created and it acquired all of the property, rights, power, privileges, franchises and immunities of its predecessors. The corporation formed by this merger and consolidation, new North Penn, is the corporation which continues to provide public utility service at this time.

                    Pursuant to an Amended Plan for Liquidation and Dissolution of Penn Corp. under Section II of the PUHCA, all of the capital stock of North Penn was distributed to shareholders of Penn Corp. on February 19, 1953.

                    On May 13, 1977, all of North Penn's issued and outstanding common stock was acquired by Penn Fuel System, Inc., pursuant to a Plan under Section II(e) of the PUHCA. Penn Fuel System, Inc. was a public utility holding company that had been formed to acquire the stock of North Penn. As of December 31, 1988, Penn Fuel System, Inc. merged into Penn Fuel, and Penn Fuel System, Inc. ceased to exist. As a result of this merger, North Penn became a direct subsidiary of Penn Fuel.

                              K.  SUPPORTING DATA

               34. PP&L, PFG and North Penn will employ, in furnishing service plant in service presently used by them to furnish service, together with plant presently under construction and plant which may be added in the future prior to approval of this Application. Schedules 1, 2 and 3 of Exhibit F are Statements for PP&L, PFG and North Penn, respectively, of the original cost, by primary account, of plant in service. Also shown on each schedule of Exhibit F is the reserve for depreciation associated with plant in service. Approval by the Commission of this Application and the consummation of the transaction proposed herein will not alter the original cost of plant in service or the depreciation reserve of each company.

               35. Schedules 1, 2 and 3 of Exhibit G hereto indicate, for PP&L, PFG and North Penn, respectively, the number of customers, by class, of each company as of June 30, 1997. Approval by the Commission of this Application and the consummation of the transaction proposed herein will not alter the number of customers served by each company.

               36. Schedules 1, 2 and 3 of Exhibit H hereto contain balance sheets for PP&L, PFG and North Penn, respectively, all as of June 30, 1997. Approval by the Commission of this Application and the consummation of the transaction proposed herein will have no material effect upon the companies' balance sheets.

               37. Schedules 1, 2 and 3 of Exhibit I hereto are statements of income for PP&L, PFG and North Penn, respectively, each for the twelve months ended June 30, 1997. Approval by the Commission of this Application and the consummation of the transaction proposed herein will not affect the income statements of the companies.

                      L.  AFFILIATED INTERESTS CONTRACTS

               38. As a result of the acquisition of Penn Fuel and its subsidiaries by PP&L Resources, it is anticipated that it will become necessary for the corporations in the new PP&L Resources corporate system to enter into new affiliated interests contracts under 66 Pa. C.S. SECTIONS 2101--07. Such contracts will be submitted to the Commission in accordance with 66 Pa.C.S. SECTION 2102(b) as the contracts are prepared and become available.

                               M.  MISCELLANEOUS

               39. All of the annual reports, tariffs and other documents filed by PP&L, PFG and North Penn with the Commission and filings by their predecessors, are made a part hereof by reference.

               WHEREFORE, for all the foregoing reasons, Pennsylvania Power & Light Company, PFG Gas, Inc. and North Penn Gas Company respectfully request that the Pennsylvania Public Utility Commission approve this Application and issue a certificate of public convenience approving the transfer from Penn Fuel Gas, Inc. to PP&L Resources, Inc. by merger the title to, or the possession or use of, all property of Penn Fuel Gas Inc.'s gas distribution public utility subsidiaries, PFG Gas, Inc. and North Penn Gas Company, that is used or useful in the public service.

                                             Respectfully submitted,

                                             /s/ John H. Isom
                                             ____________________________
          Paul E. Russell                    David B. MacGregor
          Associate General Counsel          Morgan, Lewis & Bockius LLP
          Pennsylvania Power & Light         2000 One Logan Square
            Company                          Philadelphia, PA  19103-6993
          Two North Ninth Street             Tel: (215) 963-5000
          Allentown, PA  18101-1179          Fax: (215) 963-5299
          Tel: (610) 774-4254
          Fax: (610) 774-6726
                                             John H. Isom
          Attorney for Pennsylvania          Morgan, Lewis & Bockius LLP
            Power & Light Company            One Commerce Square
                                             417 Walnut Street
                                             Harrisburg, PA  17101-1904
                                             Tel: (717) 237-4000
                                             Fax: (717) 237-4004
          Of Counsel:
                                             Attorneys for Pennsylvania
          MORGAN, LEWIS & BOCKIUS LLP        Power & Light Company, PFG
                                             Gas, Inc. and North Penn Gas
          Dated:  August 7, 1997             Company





          (EXHIBIT A, AGREEMENT AND PLAN OF MERGER BY AND AMONG
        PP&L RESOURCES, INC., KEYSTONE MERGER CORP. AND PENN FUEL
       GAS, INC. DATED AS OF JUNE 26, 1997 IS OMITTED.  EXHIBIT A
           WAS PREVIOUSLY FILED AS ANNEX I TO THE REGISTRATION
             STATEMENT OF THE COMPANY ON FORM S-4, FILED ON
                   AUGUST 13, 1997, FILE NO. 333-33565,
                  AND INCORPORATED HEREIN BY REFERENCE.)


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                                              Supplement No. 7 to
                                              GAS - PA P.U.C. No. 1
                                              First Revised Page No. 35
PFG GAS, INC.                                 Cancelling Original Page No. 35

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                           DESCRIPTION OF TERRITORY                EXHIBIT B
                                                                 PAGE 1 OF 8

                               ADAMS COUNTY
                               -------------
Townships:
---------
Cumberland        Freedom

                              BEDFORD COUNTY
                              --------------
Boroughs:
--------
Bedford           Everett

Townships:
---------
Bedford           Monroe                  Snake Spring Valley
Colerain          Napier                  West Providence

                               BERKS COUNTY
                               ------------
Boroughs:
--------
Hamburg           Shoemakersville

Townships:
---------
Centre            Perry                   Tilden            Windsor

                               BLAIR COUNTY
                               ------------
Boroughs:
--------
Martinsburg       Roaring Spring

Townships:
---------
Huston            North Woodbury          Taylor

                             BRADFORD COUNTY
                             ---------------
Boroughs:
--------
Alba              Canton                  Sylvania          Troy
Burlington

Townships:
---------
Arsenia           Columbia                Ridgebury         Springfield
Burlington        Granville               Smithfield        Troy
Canton            LeRoy                   South Creek       Wells
                                                            West Burlington

Unincorporated Communities:
--------------------------
Austinville       Centerville             Fassett           Leona
Bentley Creek     Colubia Crossroads      Gillett           Mosherville
Big Pond          East Smithfield         Granville Summit  Springfield
Cedar Ledge       East Troy               Grover            West Burlington

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ISSUED:  February 27, 1996                        EFFECTIVE:  October 3, 1996

                                              Supplement No. 7 to
                                              GAS - PA P.U.C. No. 1
                                              First Revised Page No. 36
PFG GAS, INC.                                 Cancelling Original Page No. 36

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                        DESCRIPTION OF TERRITORY                    EXHIBIT B
                                                                  PAGE 2 OF 8

                              CARBON COUNTY
                              -------------
Boroughs:
--------
Bowmastown        Lehighton               Palmerton         Weissport
Jim Thorpe

Townships:
---------
East Penn         Lower Towamensing       Mahoning (part)   Mauch Chunk

                              CENTRE COUNTY
                              -------------
Boroughs:
--------
Phillipsburg            South Phillipsburg

Townships:
---------
Rush

                              CHESTER COUNTY
                              --------------
Boroughs:
--------
Oxford

Townships:
---------
East Nottingham   Lower Oxford            Upper Oxford      West Nottingham
Elk

                              CLARION COUNTY
                              --------------
Boroughs:
--------
Callensburg

Townships:
---------
Ashland           Highland                Monroe            Salem
Beaver            Knox                    Paint             Toby
Clarion           Licking                 Perry             Washington
Elk               Limestone               Piney
Farmington        Milcreek                Richland

Unincorporated Communities:
--------------------------
Altman's Corners  Elmo                    Lickingville      Perryville
Alum Rock         Fern                    Lucinda           Scotch Hill
  (Richmond)      Fisher                  Marble            Snydersville
Arthurs           Fryburg                 Matildaville      Strobleton
Blairs Corners    Haynie                  Millerstown       Turkey City
Clarion Junction  Hueffner                Miola             Tylersburg
Crown             Kossuth                 Mt. Joy           Wentlings Corners
Easton            Leeper                  North Pinegrove   Vowinckel

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ISSUED:  February 27, 1996                        EFFECTIVE:  October 3, 1996

                                              Supplement No. 7 to
                                              GAS - PA P.U.C. No. 1
                                              First Revised Page No. 37
PFG GAS, INC.                                 Cancelling Original Page No. 37

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                          DESCRIPTION OF TERRITORY                  EXHIBIT B
                                                                  PAGE 3 OF 8

                            CLEARFIELD COUNTY
                            -----------------
Boroughs:
--------
Clearfield and Environs                   Curwensville      Wallaceton
Chester Hill

Townships:
---------
Bradford          Decatur                 Morris            Pike
Boggs             Knox

                              CLINTON COUNTY
                              --------------
Cities:
------
Lock Haven

Boroughs:
--------
Avis              Flemington              Renovo            South Renovo
Beech Creek       Mill Hall

Townships:
---------
Allison           Bald Eagle              Chapman           Noyes
Beech Creek       Castanes                Dunstable         Pine Creek
  (portion)

                             COLUMBIA COUNTY
                             ---------------
Boroughs:
--------
Centralia

Townships:
---------
Conyngham

                            CUMBERLAND COUNTY
                            -----------------
Boroughs:
--------
Shippensburg

Townships:
---------
Shippensburg      Southhampton

                              FOREST COUNTY
                              -------------
Boroughs:
--------
Marienville       Tionesta

Townships:
---------
Barnett           Harmony                 Tionesta
Green             Jenks

-----------------------------------------------------------------------------
ISSUED:  February 27, 1996                        EFFECTIVE:  October 3, 1996

                                              Supplement No. 24 to
                                              GAS - PA P.U.C. No. 1
                                              First Revised Page No. 38
PFG GAS, INC.                                 Cancelling Original Page No. 38

-----------------------------------------------------------------------------

                          DESCRIPTION OF TERRITORY                  EXHIBIT B
                                                                  PAGE 4 OF 8

                             FRANKLIN COUNTY
                             ---------------
Boroughs:
--------
Orrstown          Shippensburg            Waynesboro

Townships:
---------
Greene            Guilford                Southampton       Washington
  (portion)       (portion)

                                 FULTON COUNTY                            (C)
                                 -------------
Boroughs:
--------
McConnellsburg

Townships:
---------
Ayr (portion)     Todd

                            HUNTINGDON COUNTY
                            -----------------
Boroughs:
--------
Huntingdon        Mapleton                Mill Creek        Mount Union

Townships:
---------
Brady             Juniata                 Shirley           Union
Henderson         Oneida                  Smithfield        Walker

                             JEFFERSON COUNTY
                             ----------------
Townships:
---------
Barnett

                              JUNIATA COUNTY
                              --------------
Townships:
---------
Tuscarora         Lack

                             LANCASTER COUNTY
                             ----------------
Townships:
---------
Colerain          Little Britain

                              LEHIGH COUNTY
                              -------------
Boroughs:
--------
Slatington

Townships:
---------
Washington

(C) Indicates Change
-----------------------------------------------------------------------------
ISSUED:  April 18, 1997                            EFFECTIVE:  April 11, 1997

                                              Supplement No. 7 to
                                              GAS - PA P.U.C. No. 1
                                              First Revised Page No. 39
PFG GAS, INC.                                 Cancelling Original Page No. 39

-----------------------------------------------------------------------------

                          DESCRIPTION OF TERRITORY                  EXHIBIT B
                                                                  PAGE 5 OF 8

                              LUZERNE COUNTY
                              --------------
Cities:
------
Pittston

Boroughs:
--------
Exeter            Laflin                  Pittston          Yatesville
Hughestown          (portion)                                 (portion)

Township:
--------
Jenkins           Pittston
(portion)

                             LYCOMING COUNTY
                             ---------------
Boroughs:
--------
Hughesville       Jersey Shore            Picture Rocks     Salladsburg

Townships:
---------
Jackson           Penn (portion)          Porter            Wolf (portion)
Mifflin (portion)
McNett
Nippenose         Piatt                   Shrewsbury(portion)

                              MCKEAN COUNTY
                              -------------
Boroughs:
--------
Eldred            Port Allegany

Townships:
---------
Annin             Eldrid                  Keating           Norwich
Cares             Hamlin                  Liberty           Otto
                                                            Sergeant

Unincorporated Communities:
--------------------------
Betula            Colegrove               Farmers Valley    Prentisvale
Bullis Mills      Coleville               Indian Creek      Turtlepoint
Burtville         Coryville               Mix Creek         Wrights
Cares             Crosby                  Myrtle            Wrights Corners
                  East Smethport

                              MIFFLIN COUNTY
                              --------------
Boroughs:
--------
Burnham           Juniata Terrace         Lewistown         McVeytown

Townships:
---------
Armagh            Brown                   Granville         Union
Bratton           Derry                   Mennon

-----------------------------------------------------------------------------
ISSUED:  February 27, 1996                        EFFECTIVE:  October 3, 1996

                                              Supplement No. 7 to
                                              GAS - PA P.U.C. No. 1
                                              First Revised Page No. 40
PFG GAS, INC.                                 Cancelling Original Page No. 40

-----------------------------------------------------------------------------

                          DESCRIPTION OF TERRITORY                  EXHIBIT B
                                                                  PAGE 6 OF 8

                              MONROE COUNTY
                              -------------
Boroughs:
--------
Delaware Water    East Stroudsburg        Stroudsburg       Gap

Townships:
---------
Eldred            Ross                    Smithfield        Stroud
Middle Smithfield

                              MONTOUR COUNTY
                              --------------
Township:
--------
Liberty (portion)

                            NORTHAMPTON COUNTY
                            ------------------
Boroughs:
--------
Bangor            Pen Argyl & Vicinity    Wind Gap          Walnutport
East Bangor       Roseto

Townships:
---------
Bushkill          Plainfield              Upper Mt. Bethel  Washington

                          NORTHUMBERLAND COUNTY
                          ---------------------
Cities:
------
Shamokin

Boroughs:
--------
Kulpmont          Marion Heights          Mount Carmel      Snydertown

Townships:
---------
Coal              Little Mahanoy          Ralpho            Washington
East Cameron      Lower Augusta           Rockefeller       West Cameron
Jordon            Mount Carmel            Shamokin          Zerbe
East Chillisquaque
  (portion)

-----------------------------------------------------------------------------
ISSUED:  February 27, 1996                        EFFECTIVE:  October 3, 1996

                                           Supplement No. 7 to
                                           GAS - PA P.U.C. No. 1
                                           First Revised Page No. 40(a)
PFG GAS, INC.                              Cancelling Original Page No. 40(a)

-----------------------------------------------------------------------------

                          DESCRIPTION OF TERRITORY                  EXHIBIT B
                                                                  PAGE 7 OF 8

                              POTTER COUNTY
                              -------------
Boroughs:
--------
Austin            Galeton                 Oswayo
Coudersport       Ulysses                 Shinglehouse

Townships:
---------
Abbott            Genesee                 Oswayo            Summit
Allegany          Harrison                Pike              Sweden
Bingham           Hebron                  Pleasant Valley   Sylvania
Clara             Hector                  Portage           Ulysses
East Fork         Homer                   Roulette          West Branch
Eulalia           Keating                 Sharon            Wharton

Unincorporated Communities:
--------------------------
Andrews Settlement East Sharon            Hebron            Pusher Siding
Bingham Center    Ellisburg               Hickox            Roulette
Brookland         Elmer                   Honeyoye          Sharon Center
Burtville         Genesee                 Keating Summit    Sweden Valley
Clara             Germania                Millport          Walton
Colesburg         Germania Station        Mills             West Bingham
Conneville        Gold                    Newfield          West Pike
Costello          Harrison Valley         North Bingham     Wharton

                            SCHUYLKILL COUNTY
                            -----------------
Cities:
------
Pottsville

Boroughs:
--------
Ashland           Gilberton               Middleport        Palo Alto
Auburn            Girardville             Minersville       Port Clinton
Cressona          Gordon                  Mount Carbon      Port Carbon
Deer Lake         Landingville            New Philadelphia  Ringtown
Frackville        Mechanicsville          Orwigsburg

Townships:
---------
Blythe            East Norwegian          North Manheim     South Manheim
Branch            Hubley   (C)            Norweigan         West Brunswick
Butler            Mahanoy (portion)       Ryan              West Mahanoy
Union             New Castle              Upper Mahantango (C)

(C) Indicates Change
-----------------------------------------------------------------------------
ISSUED:  December 19, 1996                       EFFECTIVE:  December 6, 1996

                                                      Supplement No. 7 to
                                                      GAS - PA P.U.C. No. 1
PFG GAS, INC.                                         Original Page No. 40(b)

-----------------------------------------------------------------------------

                          DESCRIPTION OF TERRITORY                  EXHIBIT B
                                                                  PAGE 8 OF 8

                               TIOGA COUNTY
                               ------------
Boroughs:
--------
Blossburg         Lawrenceville           Roseville         Westfield
Elkland           Liberty                 Tioga
Knoxville         Mansfield               Wellsboro

Townships:
---------
Bloss             Delmar                  Lawrence          Rutland
Brookfield        Duncan                  Liberty           Shippen
Charleston        Elkland                 Middlebury        Sullivan
Chatham           Farmington              Nelson            Tioga
Clymer            Gaines                  Osceola           Union
Covington         Hamilton                Putnam            Ward
Deerfield         Jackson                 Richmond          Westfield

Unincorporated Communities:
--------------------------
Academy Corners   Hammond                 Millerton         Sebring
Arnot             Jackson Summit          Mitchell Creek    Shortsville
Austinburg        Jobs Corners            Morris Run        Somers Lane
Canoe Camp        Kenneyville             Nelson            Stokesdale
Covington         Lambs Creek             Ogdensburg        Tioga Junction
Cowanesque        Little Marsh            Osceola           Tomkins
Crooked Creek     Mainsburg               Phillips Station  Trowbridge
Daggett           Manhattan               Potter Brook      Watrous
Gaines            Marshlands              Round Top         Wellsboro Junction
Gleason           Middlebury Center       Sabinsville

                               UNION COUNTY
                               ------------
Boroughs:
--------
Lewisburg

Townships:
---------
Buffalo           East Buffalo            Kelly             Union
(portion)         (portion)               (portion)         (portion)

                              VENANGO COUNTY
                              --------------
Cities & Boroughs:
-----------------
Oil City          Rouseville

Townships:
---------
Clinton           Cranberry               President         Rockland
Cornplanter       Pinegrove               Richland          Sugar Creek

Unincorporated Communities:
--------------------------
Ahrensville       McClintockville         Pinegrove         Tippery
Fertigs           Nickleville             Sugar Creek

-----------------------------------------------------------------------------
ISSUED:  February 27, 1996                        EFFECTIVE:  October 3, 1996




[Map of PFG's and North Penn's service territory is omitted]      EXHIBIT C




                                                          Supplement No. 56
                                                Electric PA. P.U.C. No. 200
PENNSYLVANIA POWER & LIGHT COMPANY                Second Revised Page No. 4
                            Canceling Original and First Revised Page No. 4

---------------------------------------------------------------------------

                    TERRITORY COVERED BY THIS TARIFF              EXHIBIT D
                                                                PAGE 1 OF 4

BERKS COUNTY                                                            (C)
  Boroughs of New Morgan, Robesonia, Shillington, Sinking Spring,
Wernersville, West Lawn, Womelsdorf, Wyomissing, and Wyomissing Hills.
  Townships of Caernarvon, Cumru, Heidelberg, Lower Heidelberg, South Heidelberg, and Spring.

BUCKS COUNTY
  Boroughs of Richlandtown, Sellersville, Silverdale, Telford, and Turmbauersville.
  Townships of East Rockhill, Haycock, Hilltown, Milford, Richland, Springfield, and West Rockhill.

CARBON COUNTY
  Boroughs of Beaver Meadows, Bowmanstown, East Side, Jim Thorpe, Lansford, Nesquehoning, Palmerton, Parryville, Summit Hill, and Weissport.
  Townships of Banks, East Penn, Franklin, Kidder, Lausanne, Lehigh, Lower Towamensing, Mahoning, Packer, Penn Forest, and Towamensing.

CHESTER COUNTY
  Boroughs of Atglen, Elverson, and Honey Brook.
  Townships of Honey Brook, West Nantmeal, and West Sadsbury.

CLINTON COUNTY
  City of Lock Haven.
  Boroughs of Avis, Flemington, Loganton, Mill Hall, Renovo, and South
Renovo.
  Townships of Allison, Bald Eagle, Castanea, Chapman, Colebrook,
Crawford, Dunnstable, Gallagher, Greene, Grugan, Logan, Noyes, Pine Creek, Wayne, and Woodward.

COLUMBIA COUNTY
  Town of Bloomsburg.
  Boroughs of Ashland, Benton, Berwick, Briar Creek, Centralia,
Millville, Orangeville, and Stillwater.
  Townships of Beaver, Benton, Briar Creek, Catawissa, Cleveland,
Conyngham, Fishing Creek, Franklin, Greenwood, Hemlock, Jackson, Locust, Madison, Main, Mifflin, Montour, Mount Pleasant, North Centre, Orange, Pine, Roaring Creek, Scott, South Centre, and Sugarloaf.

CUMBERLAND COUNTY
  Boroughs of Camp Hill, Carlisle, Lemoyne, Mechanicsburg, New
Cumberland, Newville, Shiremanstown, West Fairview, and Wormleysburg.
  Townships of Dickinson, East Pennsboro, Hampden, Lower Allen,
Middlesex, Monroe, North Middleton, North Newtow, Penn, Silver Spring, South Middleton, South Newton, Upper Allen, and West Pennsboro.

DAUPHIN COUNTY
  City of Harrisburg.
  Boroughs of Berrysburg, Dauphin, Elizabethville, Gratz, Halifax, Highspire, Hummelstown, Lykens, Millersburg, Paxtang, Penbrook, Pillow, Steelton, and Williamstown.
  Townships of Derry, East Hanover, Halifax, Jackson, Jefferson, Lower Paxton, Lower Swatara, Lykens, Middle Paxton, Mifflin, Reed, Rush, South Hanover, Susquehanna, Swatara, Upper Paxton, Washington, Wayne, West Hanover, Wiconisco, and Williams.

(C) Indicates Change
---------------------------------------------------------------------------
Issued October 5, 1995                               Effective September 28

                                                          Supplement No. 56
                                                Electric PA. P.U.C. No. 200
PENNSYLVANIA POWER & LIGHT COMPANY               Second Revised Page No. 4A
                           Canceling Original and First Revised Page No. 4A

---------------------------------------------------------------------------

                    TERRITORY COVERED BY THIS TARIFF              EXHIBIT D
                                                                PAGE 2 OF 4

JUNIATA COUNTY
  Boroughs of Mifflin, Mifflintown, Port Royal, and Thompsontown
  Townships of Delaware, Fayette, Fermanagh, Greenwood, Milford, Monroe, Susquehanna, Turbett, and Walker.

LACKAWANNA COUNTY
  Cities of Carbondale and Scranton.
  Boroughs of Archbald, Blakely (part), Clarks Greer, Clarks Summit, Dalton, Dickson City, Dunmore, Jermyn, Jessup, Mayfield, Moosic, Moscow, Old Forge, Olyphant (part), Taylor, Throop, and Vandling.
  Townships of Abington, Benton, Carbondale, Clifton, Covington, Elmhurst, Fell, Glenburn, Greenfield, Jefferson, La Plume, Lehigh, Madison, Newton, North Abington, Ransom, Roaring Brook, Scott, South Abington, Spring Brook, and West Abington.

LANCASTER COUNTY
  City of Lancaster.
  Boroughs of Adamstown, (part), Akron, Christiana, Columbia, Denver, East Petersburg, Elizabethtown, Ephrata (part), Lititz, Manheim, Marietta, Millersville, Mount Joy, Mountville, New Holland, Quarryville, Strasburg, and Terre Hill.
  Townships of Bart, Brecknock, Caernarvon, Clay, Colerain, Conestoga, Conoy, Drumore, Earl, East Cocalico, East Donegal, East Drumore, East Earl, East Hempfield, East Lampeter, Eden, Elizabeth, Ephrata, Fulton, Lancaster, Leacock, Little Britain, Manheim, Manor, Martick, Mount Joy, Paradise, Penn, Pequea, Providence, Rapno, Sadsbury, Salisbury, Strasburg, Upper Leacock, Warwick, West Cocalico, West Donegal, West Earl, West Hempfield, and West Lampeter.

LEBANON COUNTY
  Borough of Richland.
  Townships of Heidelberg and Millcreek.

LEHIGH COUNTY
  Cities of Allentown and Bethlehem.
  Boroughs of Alburtis, Catasauqua, Coopersburg, Coplay, Emmaus, Fountain Hill, Macungie, and Slatington.
  Townships of Hanover, Heidelberg, Lower Macungie, Lower Milford, Lohill, North Whitehall, Salisbury, South Whitehall, Upper Macungie, Upper Milford, Upper Saucon, Washington, and Whitehall.

LUZERNE COUNTY
  Cities of Hazelton, Pittstown, and Wilkes-Barre.
  Boroughs of Ashley, Avoca, Bear Creek Village, Conyngham, Dupont, Duryea, Exerter, Freeland, Hughestown, Jeddo, Laflin, Laurel Run, Nescopeck, Nuangola, Penn Lake Park, West Hazleton, West Pittston, White Haven, and Yatesville.
  Townships of Bear Creek, Black Creek, Buck, Butler, Dennison, Dorrance, Exeter, Fairview, Foster, Hanover, Hazle, Hollenbach, Jenkins, Nescopeck, Pittston, Plains, Rice, Salem, Slocum, Sugarloaf, Wilkes-Barre, and Wright.

LYCOMING COUNTY
  City of Williamsport.
  Boroughs of Duboistown, Hughesville, Jersey Shore, Montgomery,
Montoursville, Muncy, Picture Rocks, Salladasburg, and South Williamsport.
  Townships of Anthony, Armstrong, Bastress, Brady, Clinton, Eldred, Fairfield, Franklin, Hepburn, Jordan, Limestone, Loyalsock, Lycoming, Mifflin, Mill Creek, Moreland, Muncy, Muncy Creek, Nippenose, Old
Lycoming,

(C) Indicates Change
---------------------------------------------------------------------------
Issued October 5, 1995                               Effective September 28

                                                          Supplement No. 56
                                                Electric PA. P.U.C. No. 200
PENNSYLVANIA POWER & LIGHT COMPANY               Second Revised Page No. 4A
                           Canceling Original and First Revised Page No. 4A

---------------------------------------------------------------------------

                    TERRITORY COVERED BY THIS TARIFF              EXHIBIT D
                                                                PAGE 3 OF 4

LYCOMING COUNTY (continued), Penn, Piatt, Porter, Shrewbury,
Susquehanna, Upper Fairfield, Washington, Watson, Wolf, and Woodward.

MONROE COUNTY
  Boroughs of East Stroudsburg (part), Mount Pocono, and Stroudsburg
(part).
  Townships of Barrett, Chestnuthill, Coolbaugh, Eldred, Jackson,
Paradise, Pocono, Polk, Price, Smithfield, Stroud, Tobyhanna, and
Tunkhannock.

MONTGOMERY COUNTY
  Boroughs of East Greenville, Pennsburg, Red Hill, Souderton, and
Telford.
  Townships of Franconia, Hatfied, and Upper Hanover.

MONTOUR COUNTY
  Boroughs of Danville and Washingtonville.
  Townships of Anthony, Cooper, Derry, Liberty, Limestone, Mahoning, Mayberry, Valley and West Hemlock.

NORTHAMPTON COUNTY
  City of Bethlehem.
  Boroughs of Freemansburg, Hellertown, Nazareth (part), North
Catasauqua, Northampton, Pen Argyl (part), Stockerton, Tatany, and
Walnutport.
  Townships of Allen, Bethlehem, Bushkill, East Allen, Forks, Hanover, Lehigh, Lower Mount Bethel, Lower Nazareth, Lower Saucon, Moore, Palmer, Plainfield, Upper Nazareth, Washington, and Williams.

NORTHUMBERLAND COUNTY
  Cities of Shamokin and Sunbury.
  Boroughs of Herndon, Kulpmont, Marion Heights, McEwensville, Milton, Mount Carmel, Northumberland, Riverside, Snydertown, and Turbotville.
  Townships of Coal, Delaware, East Cameron, East Chillisquaque, Jackson, Jordon, Lewis, Little Mahanoy, Lower Augusta, Upper Mahanoy, Washington, West Cameron, West Chillisquaque, and Zeroe.

PERRY COUNTY
  Boroughs of New Bloomfield, Landisburg, Liverpool, Marysville, Millerstown, New Buffalo, and Newport.
  Townships of Buffalo, Carroll, Centre, Greenwood, Howe, Juniata, Liverpool, Miller, Northeast Madison, Oliver, Penn, Rye, Saville, Southwest Madison, Spring, Tuscarora, Tyrone, Watts, and Wheatfield.

PIKE COUNTY
  Townships of Blooming Grove, Greene, Lackawaxen, Palmyra, Porter, and
Shohola.

SCHUYLKILL COUNTY
  City of Pottsville.
  Borroughs of Ashland, Auburn, Coaldale, Cressona, Deer Lake, Frackville, Gilberton, Girardyville, Jordon, Landingville, Mahanoy City, McAooo, Mechanicsville, Middleport, Minnersville, Mount Cameron, New Philadelphia, New Ringgold, Orwigsburg, Pine Grove, Port Carbon, Port Clinton, Ringtown, Shenandoah, Tamaqua, Tower City, and Tremont.
  Townships of Barry, Blythe, Branch, Butler, Cass, Delano, East Brunswick, East Norwegian, East Union, Eldred, Foster, Frailey, Hegins, Hupley, Kline, Mahanoy, New Castle, North Manheim, North Union, Norwegian, Pine Grove, Porter, Reilly, Rush, Ryan, Schuylkill, South Manheim, Tremont, Union, Mahantongo, Walker, Washington, Wayne, West Brunswick, West Mahanoy, and West Penn.

(C) Indicates Change
---------------------------------------------------------------------------
Issued October 5, 1995                               Effective September 28




                                                          Supplement No. 56
                                                Electric PA. P.U.C. No. 200
PENNSYLVANIA POWER & LIGHT COMPANY                     Original Page No. 4B

---------------------------------------------------------------------------

                    TERRITORY COVERED BY THIS TARIFF              EXHIBIT D
                                                                PAGE 4 OF 4

SNYDER COUNTY
  Boroughs of Beavertown, Freeburg, McClure, Middleburg, Selinsgrove, and Shamokin Dam.
  Townships of Adams, Beaver, Centre, Chapman, Franklin, Jackson,
Middlecreek, Monroe, Penn, Perry, Union, Washington, West Beaver, and
West Perry.

SUSQUEHANNA COUNTY

  Boroughs of Forest City and Union Dale.
  Townships of Clifford and Herrick.

UNION COUNTY

  Boroughs of Hartleton and New Berlin.
  Townships of Gregg, Hartley, Kelly, Lewis, Limestone, Union, West Buffalo and White Deer.

WAYNE COUNTY

  Boroughs of Bethany, Hawley, Honesdale, Prompton and Waymart.
  Townships of Berlin, Canaan, Cherry Ridge, Clinton, Damascus, Dreher, Dyberry, Lake, Lebanon, Lehigh, Mount Pleasant, Oregon, Palmyra, Paupack, Salem, South Canaan, Sterling and Texas.

WYOMING COUNTY
  Borough of Factoryville.
  Townships of Clinton, Nicholson, Overfield and Tunkhannock.

YORK COUNTY

  Boroughs of East Prospect and Wrightsville.
  Townships of Fairview, Hellam and Lower Windsor.

(C) Indicates Change
---------------------------------------------------------------------------
Issued October 5, 1995                               Effective September 28




[Map of PP&L's service territory omitted]                         EXHIBIT E




                                EXHIBIT F

                                SCHEDULE 1



                   Pennsylvania Power and Light Company

                    Original Cost Plant in Service and
                   Accumulated Reserve for Depreciation
                           As of June 30, 1997
                           -------------------

                             Original Cost        Depreciation Reserve
Account                      Plant Balance               Balance
-------                      -------------               -------

Intangible
            301          $       476,251.80                     -
            302                  147,083.87                     -
            303               30,875,967.95                143,677.00
                         ------------------        ------------------
     Total               $    31,499,303.62        $       143,677.00

Steam Production
            310          $    13,234,308.30        $       580,853.72
            311              245,477,838.55            143,841,464.22
            312            1,223,936,918.03            532,398,654.82
            314              494,620,959.72            215,783,041.97
            315              136,218,622.31             75,374,861.68
            316               13,110,113.59              8,124,891.28
                         ------------------        ------------------
      Total              $ 2,126,598,760.50        $   976,103,767.69

Nuclear Production
            320          $    14,242,367.48        $     1,941,545.86
            321              914,670,166.02            280,677,270.27
            322            1,869,295,947.26            480,229,649.24
            323              550,628,104.09            132,754,573.07
            324              553,516,745.48            164,845,003.58
            325              112,764,585.36             13,295,580.55
                         ------------------        ------------------
      Total              $ 4,015,117,915.69        $ 1,073,743,622.57

Hydro Production
            330          $     4,787,001.13        $        65,821.00
            331                7,518,997.49              4,252,573.31
            332               46,633,615.58             11,880,249.37
            333               37,948,453.50              7,517,187.67
            334               24,385,591.87              2,409,452.56
            335                1,667,815.74                548,861.34
            336                  260,007.75                136,811.99
                         ------------------        ------------------
      Total              $   123,201,483.06        $    26,810,957.24

Other Production
            340          $        67,694.63           Non-depreciable
            341                  799,185.26                703,721.65
            342                2,371,511.21              1,578,374.06
            343               18,550,444.91             16,294,669.36
            344                7,809,016.13              5,927,757.49
            345                3,896,731.43              3,505,751.79
            346                   87,917.69                 52,659.40
                         ------------------        ------------------
      Total              $    33,582,501.26        $    28,062,933.75

Transmission
            350          $    23,089,416.27        $     6,501,431.28
            352                7,986,117.93              1,748,426.60
            353              158,306,357.91             25,611,944.93
            354              114,239,047.40             55,888,539.91
            355                2,200,272.74                824,449.97
            356               78,854,355.87             34,394,809.30
            359                5,617,865.82              1,535,804.65
                         ------------------        ------------------
      Total              $   390,293,433.94        $   126,505,406.64

Distribution
            360          $   106,442,476.72        $    33,120,652.79
            361               41,984,026.71             16,705,182.28
            362              396,993,089.27            127,448,492.26
            364              696,688,777.24            230,087,517.94
            365              516,394,201.60            195,436,596.26
            366               91,305,700.24             15,314,184.97
            367              203,352,357.72             49,268,418.68
            368              303,144,580.65            119,234,601.82
            369              334,731,489.31            160,960,547.61
            370               83,233,715.23             23,882,757.28
            371                4,344,615.64              2,110,244.80
            373               55,380,050.91             23,575,237.68
                         ------------------        ------------------
      Total              $ 2,833,995,081.24        $   997,144,434.37

General
            389          $     9,494,843.66        $           127.00
            390              191,883,871.57             55,899,086.06
            391               64,473,524.62             44,735,269.07
            392                  104,339.71                 74,543.91
            393                3,602,408.29              1,774,310.53
            394               39,441,931.21             12,167,564.64
            395               11,544,546.22              5,128,423.14
            397                8,818,669.63              3,975,037.39
            398                6,291,836.17              2,599,987.02
                         ------------------        ------------------
      Total              $   335,655,971.08        $   126,354,348.76

   Grand Total           $ 9,889,944,450.39        $ 3,354,869,148.02








                                EXHIBIT F

                                SCHEDULE 2


                              PFG GAS, INC.

              Statement of Original Cost of Plant In Service

                                                Account
                                                 Number           Amount
                                                -------           ------
               INTANGIBLE PLANT

ORGANIZATION EXPENSE                           101301-0000      $     73,222
FRANCHISES AND CONSENTS                        101302-0000           131,210
MISCELLANEOUS INTANGIBLE PLANT                 101303-0000            56,399
                                                                ------------
  TOTAL INTANGIBLE PLANT                                        $    260,831
                                                                ------------

              PRODUCTION PLANT

LAND AND LAND RIGHTS                           101304-0000      $      9,112
STRUCTURES AND IMPROVEMENTS                    101305-0000            48,843
BOILER PLANT EQUIPMENT                         101306-0000                62
                                                                ------------
  TOTAL PRODUCTION PLANT                                        $     58,017
                                                                ------------
              LOCAL STORAGE PLANT

STRUCTURES AND IMPROVEMENTS                    101361-0000      $      1,779
                                                                ------------
  TOTAL LOCAL STORAGE PLANT                                     $      1,779
                                                                ------------
             TRANSMISSION PLANT

LAND AND LAND RIGHTS                           101365-1000      $    385,719
RIGHTS OF WAY                                  101365-2000               115
STRUCTURES AND IMPROVEMENTS                    101366-0000            11,307
MAINS                                          101367-0000         9,041,363
NEASURING & REGULATING STATION EQUIPMENT       101369-0000         1,550,354
                                                                ------------
  TOTAL TRANSMISSION PLANT                                      $ 10,988,858
                                                                ------------

              DISTRIBUTION PLANT

LAND AND LAND RIGHTS                           101374-0000      $    268,373
RIGHTS OF WAY                                  101374-2000            53,021
STRUCTURES AND IMPROVEMENTS                    101375-0000            88,182
MAINS                                          101376-0000        38,460,218
MEASURING & REGULATING STATION
  EQUIPMENT - GENERAL                          101378-0000         1,339,737
MEASURING & REGULATING STATION
  EQUIPMENT - CITY GATE                        101379-0000            48,692
SERVICES                                       101380-0000        24,110,161
METERS                                         101381-0000         3,268,039
METER INSTALLATIONS                            101382-0000         1,644,860
HOUSE REGULATORS                               101383-0000      $    534,639
HOUSE REGULATOR INSTALLATIONS                  101384-0000           167,221
MEASURING & REGULATING STATION
  EQUIPMENT - INDUSTRIAL                       101385-0000         2,897,584
OTHER EQUIPMENT                                101387-0000            95,223
                                                                ------------
  TOTAL DISTRIBUTION PLANT                                      $ 72,975,949
                                                                ------------

            GENERAL PLANT

LAND AND LAND RIGHTS                           101389-0000      $    132,908
STRUCTURES AND IMPROVEMENTS                    101390-0000         1,175,121
OFFICE FURNITURE & EQUIPMENT                   101391-0000           245,525
OFFICE FURNITURE & EQUIPMENT -
  PERSONAL COMPUTERS                           101391-4000            99,775
TRANSPORTATION EQUIPMENT                       101392-0000            50,385
STORES EQUIPMENT                               101393-0000               255
TOOLS, SHOP & GARAGE EQUIPMENT                 101394-0000           565,493
LABORATORY EQUIPMENT                           101395-0000           106,524
POWER OPERATED EQUIPMENT                       101396-0000           272,027
COMMUNICATION EQUIPMENT                        101397-0000           176,643
MISCELLANEOUS EQUIPMENT                        101398-0000            52,391
OTHER TANGIBLE PROPERTY                        101399-0000               113
                                                                ------------
  TOTAL GENERAL PLANT                                           $  2,877,160
                                                                ------------
GAS PLANT IN THE PROCESS OF
  RECLASSIFICATION                             103000-0000      $     40,540
GAS PLANT HELD FOR FUTURE USE                  105000-0000      $     88,286
NONUTILITY PROPERTY                            121000-0000      $    417,698
                                                                ------------
              TOTAL PLANT IN SERVICE                            $ 87,709,119
                                                                ============

ACCUMULATED RESERVE FOR DEPRECIATION                            $ 12,347,948
                                                                ============






                                EXHIBIT F

                                SCHEDULE 3



                          NORTH PENN GAS COMPANY

              Statement of Original Cost of Plant In Service


                                               Account
                                                Number           Amount
                                               -------           ------
            INTANGIBLE PLANT

Organization Expense                          101301-0000     $      7,017

Franchises and Consents                       101302-0000           10,179
                                                              ------------
  TOTAL INTANGIBLE PLANT                                      $     17,196
                                                              ------------

            PRODUCTION PLANT

Producing Lands                               101325-1000     $     13,029

Producing Leaseholds                          101325-2000          158,728

Gas Rights                                    101325-3000          913,667

Rights-of-Way                                 101325-4000           29,546

Other Land                                    101325-5000            1,134

Field Measuring and Regulating
Station Structures                            101328-0000            1,263

Other Structures                              101329-0000           44,785

Producing Gas Wells - Well Construction       101330-0000           68,627

Producing Gas Wells - Well Equipment          101331-0000           49,353

Field Lines                                   101332-0000          704,916

Field Measuring and Regulating Station
Equipment                                     101334-0000           70,730

Drilling and Cleaning Equipment               101335-0000           49,604

Other Equipment                               101337-0000           11,062
                                                              ------------
TOTAL PRODUCTION PLANT                                        $  2,116,445
                                                              ------------

              STORAGE PLANT

Land                                          101350-1000     $     26,687

Rights-of-Way                                 101350-2000            1,566

Compression Station Structures                101351-2000           29,025

Measuring and Regulating Station
Structures                                    101351-3000           12,595

Other Structures                              101351-4000           82,342

Well Construction                             101352-1000        1,629,586

Well Equipment                                101352-2000          873,061

Storage Leaseholds                            101352-1100           73,196

Storage Rights                                101352-1200          176,810

Storage Lines                                 101353-0000        1,079,611

Compressor Station Equipment                  101354-0000            6,222

Measuring & Reg. Station Equipment            101355-0000          805,446

Purification Equipment                        101356-0000          144,514

Other Equipment                               101357-0000           66,855
                                                              ------------
TOTAL STORAGE PLANT                                              5,007,516
                                                              ------------

           TRANSMISSION PLANT

Land and Land Rights                          101365-1000     $     27,411

Rights of Way                                 101365-2000          509,121

Measuring & Regulating Station
Structures                                    101366-2000          117,130


Other Structures                              101366-3000           37,818

Mains                                         101367-0000       18,959,919

Measuring & Regulating Station Equipment      101369-0000        1,882,525

Communication Equipment                       101370-0000          321,779

Other Equipment                               101371-0000          167,358

Testing Equipment                             101371-1000           84,653
                                                              ------------
TOTAL TRANSMISSION PLANT                                      $ 22,107,714
                                                              ------------

           DISTRIBUTION PLANT

Land and Land Rights                          101374-1000     $     37,259

Rights of Way                                 101374-2000        1,379,897

Structures and Improvements -
Large Structures                              101375-1000          541,363

Structures and Improvements -
Small Structures                              101375-2000           26,623

Mains                                         101376-0000       23,717,316

Measuring & Regulating Station
Equipment - General                           101378-0000        1,020,852

Services                                      101380-0000       11,447,828

Meters                                        101381-0000        1,805,738

Meter Installations                           101382-0000          646,892

House Regulators                              101383-0000          378,857

House Regulator Installations                 101384-0000          385,651

Measuring & Regulating Station
Equipment - Industrial                        101385-0000          573,734

Other Equipment                               101387-0000        1,035,442
                                                              ------------
TOTAL DISTRIBUTION PLANT                                      $ 42,997,449
                                                              ------------

              GENERAL PLANT

Land and Land Rights                          101389-0000     $    113,576

Structures and Improvements                   101390-0000        1,928,320

Office Furniture & Equipment                  101391-0000            9,808

Office Furniture & Equipment -
Furniture                                     101391-1000          111,067

Office Furniture & Equipment -
Equipment                                     101391-2000          109,592

Office Furniture & Equipment -
Personal Computers                            101391-4000          331,647

Transportation Equipment                      101392-0000           69,428

Stores Equipment                              101393-0000              785

Tools, Ship & Garage Equipment                101394-0000           15,705

Power Operated Equipment                      101396-0000          325,390

Communication Equipment                       101397-0000           67,249

Miscellaneous Equipment                       101398-0000            2,495
                                                              ------------
TOTAL GENERAL PLANT                                           $  3,085,064

TOTAL PLANT IN SERVICE                                        $ 75,331,384
                                                              ============

ACCUMULATED RESERVE FOR DEPRECIATION                          $ 24,847,868
                                                              ============






                                EXHIBIT G
                                SCHEDULE 1


                                                                EXHIBIT G
                                                               SCHEDULE 1
                                                              PAGE 1 OF 1

                    PENNSYLVANIA POWER & LIGHT COMPANY


                           Number of Customers
                             By Rate Schedule
                           As of June 30, 1997


             RATE SCHEDULE                       NUMBER OF CUSTOMERS

                   RS                             1,070,866
                  RTD                                   296
                  RTS                                14,590
                 GS-1                               123,315
                 IS-1                                     4
                  ISM                                     1
                 GS-3                                20,132
                 LP-4                                   824
                 IS-P                                    34
                 LP-5                                    97
                 IS-T                                    33
                 LPEP                                     1
                 LP-6                                     5
                 GH-1                                 1,231
                 GH-2                                 2,832
                   BL                                    16
                SL/AL                                 1,086






                                EXHIBIT G
                                SCHEDULE 2


                              PFG GAS, INC.                    EXHIBIT G
                             Customers Served                  SCHEDULE 2
                            As Of June 30, 1997                PAGE 1 OF 1



                                 Customer
                                  Count
                                 6/30/97

           Residential             29,500

           General                  5,887

           Resale                       1

           Large Volume Service       130
                                   ------
           Total                   35,518





                                EXHIBIT G
                                SCHEDULE 3


                         NORTH PENN GAS COMPANY                  EXHIBIT G
                           Customers Served                      SCHEDULE 3
                           As Of June 30, 1997                   PAGE 1 OF 1



                                   Customer
                                    Served
                                   6/30/97

           Residential             31,341

           General                  3,126

           Resale                       2

           Gas Lights                  21

           Large Volume Service        54
                                   ------
           Total                   34,544







                                EXHIBIT H

                                SCHEDULE 1



                    PENNSYLVANIA POWER & LIGHT COMPANY
                          BALANCE SHEET ACCOUNTS
                         ASSETS AND OTHER DEBITS

ACCT.
 NO.                 TITLE OF ACCOUNT                     June 30, 1997
-----                ----------------                     -------------

          UTILITY PLANT
101         UTILITY PLANT IN SERVICE                      $ 9,899,154,193.53
101.1       PROPERTY UNDER CAPITAL LEASES                         659,860.15
105         UTILITY PLANT HELD FOR FUTURE USE                  32,195,632.04
107         CONSTRUCTION WORK IN PROGRESS                     153,750,278.35
                                                          ------------------
               GROSS UTILITY PLANT                         10,085,759,964.07
108/111   ACCUMULATED PROVISION FOR DEPRECIATION AND
            AMORTIZATION OF UTILITY PLANT IN SERVICE       (3,348,112,427.82)
                                                          ------------------
               NET UTILITY PLANT, LESS NUCLEAR FUEL         6,737,647,536.25
120.1     NUCLEAR FUEL IN PROCESS                                  86,588.50
120.5     NUCLEAR FUEL PROVISION FOR AMORTIZATION
            OF ASSEMBLY                                        (4,476,620.70)
120.6     NUCLEAR FUEL UNDER CAPITAL LEASES                   168,176,467.98
                                                          ------------------
               NET UTILITY PLANT                            6,901,433,972.03
                                                          ------------------
          OTHER PROPERTY AND INVESTMENTS
121         NONUTILITY PROPERTY                                 5,870,203.64
122       ACCUMULATED PROVISION FOR DEPRECIATION
            OF NONUTILITY PROPERTY                               (387,690.41)
                                                          ------------------
               NET NONUTILITY PROPERTY                          5,482,513.23
123       INVESTMENT IN SUBSIDIARY COMPANIES                  425,095,910.13
124       OTHER INVESTMENTS                                     8,892,223.89
128       OTHER SPECIAL FUNDS                                 169,802,581.75
                                                          ------------------
               TOTAL OTHER PROPERTY AND INVESTMENTS           609,273,229.00
                                                          ------------------
          CURRENT AND ACCRRUED ASSETS
131         CASH                                                  372,745.89
132         INTEREST SPECIAL DEPOSITS                               1,850.70
134         OTHER SPECIAL DEPOSITS                                    575.00
135         WORKING FUNDS                                       2,582,869.10
136         TEMPORARY CASH INVESTMENTS                            133,616.00
            NOTES AND ACCOUNTS RECEIVABLE
141            NOTES RECEIVABLE                                    10,119.67
142         CUSTOMER ACCOUNTS RECEIVABLE                      216,108,325.51
143         OTHER ACCOUNTS RECEIVABLE                          16,431,124.68
144         ACCUMULATED PROVISION FOR UNCOLLECTIBLE
               ACCOUNTS-CREDIT                                (20,951,309.27)
                                                          ------------------
            TOTAL NOTES AND ACCOUNTS RECEIVABLE               211,598,260.59
                                                          ------------------
          RECEIVABLES FROM ASSOCIATED COMPANIES
145         NOTES RECEIVABLE FROM ASSOCIATED COMPANIES         26,921,000.00
146         ACCOUNTS RECEIVABLE FROM ASSOCIATED
               COMPANIES                                       10,189,600.53
                                                          ------------------
                  TOTAL RECEIVABLES FROM ASSOCIATED
                    COMPANIES                                  37,110,600.53
                                                          ------------------
          MATERIALS AND SUPPLIES
151         FUEL STOCK                                         99,724,157.86
152         FUEL STOCK EXPENSES UNDISTRIBUTED                     212,462.82
154         PLANT MATERIALS AND OPERATING SUPPLIES            107,327,186.12
158         EMISSION ALLOWANCE INVENTORY                        5,166,843.25
163         STORES EXPENSE UNDISTRIBUTED                         641,1010.59
                                                          ------------------
                  TOTAL MATERIALS AND SUPPLIES            $   213,017,751.64
                                                          ------------------
          CURRENT AND ACCRUED ASSETS (CONTINUED
165         PREPAYMENTS)                                  $    68,820,203.63
            OTHER CURRENT AND ACCRUED ASSETS
171       INTEREST AND DIVIDENDS RECEIVABLE                       (32,545.56)
172       RENTS RECEIVABLE                                      2,555,320.88
173       ACCRUED UTILITY REVENUES                             74,512,929.00
174       MISCELLANEOUS CURRENT AND ACCRUED ASSETS             28,311,181.49
190       ACCUMULATED DEFERRED INCOME TAXES (CURRENT)          27,847,760.00
                                                          ------------------
             TOTAL OTHER CURRENT AND ACCRUED ASSETS           133,194,645.81
                                                          ------------------
                  TOTAL CURRENT AND ACCRUED ASSETS            666,887,118.89
                                                          ------------------
          DEFERRED DEBITS
181         UNAMORTIZED DEBT EXPENSE                            5,271,080.17
182.3       OTHER REGULATORY ASSETS                         1,400,420,937.45
183         PRELIMINARY SURVEY AND INVESTIGATION
              CHARGES                                           1,293,548.51
184         CLEARING ACCOUNTS                                  (1,899,844.96)
185         TEMPORARY FACILITIES                                  (66,332.73)
186         MISCELLANEOUS DEFERRED DEBITS                      13,833,634.80
189         UNAMORTIZED LOSS ON REACQUIRED DEBT               107,178,056.00
190         ACCUMULATED DEFERRED INCOME TAXES                 322,233,038.00
               LESS CURRENT ACCUMULATED DEFERRED
                  INCOME TAXES                                 27,847,760.00
                                                          ------------------
               TOTAL ACCUMULATED DEFERRED INCOME
                  TAXES (NONCURRENT)                          294,385,278.00
                                                          ------------------
                     TOTAL DEFERRED DEBITS                  1,820,416,357.24
                                                          ------------------
          TOTAL ASSETS AND OTHER DEBITS                   $ 9,998,010.677.16
                                                          ==================

          PROPRIETARY CAPITAL
201         COMMON STOCK ISSUED                             1,476,048,306.77
204         PREFERRED STOCK ISSUED                            466,374,500.00
207         PREMIUM ON CAPITAL STOCK                               87,000.00
211         NET UNREALIZED SECURITIES GAINS (LOSSES)           55,609,909.96
214         CAPITAL STOCK EXPENSE                             (18,868,634.73)
216         EARNINGS REINVESTED                             1,047,261,064.27
215.1       APPROPRIATED RETAINED EARNINGS-
              AMORTIZATION RESERVE-FEDERAL                      3,062,823.32
216.1       UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY
              EARNINGS                                         45,294,089.00
                                                          ------------------
                     TOTAL PROPRIETARY CAPITAL              3,074,869,058.59
                                                          ------------------
          LONG-TERM DEBT
221         BONDS                                           2,786,232,000.00
222         REACQUIRED BONDS                                            0.00
224         OTHER LONG-TERM DEBT                              125,475,000.00
226         UNAMORTIZED DISCOUNT ON LONG-TERM
              DEBT-DEBIT                                      (21,806,787.47)
                                                          ------------------
                                                            2,889,900,212.53
                                                          ------------------
          LESS AMOUNTS DUE WITHIN ONE YEAR
221         BONDS                                             150,000,000.00
                                                          ------------------
                  TOTAL LONG-TERM DEBT                      2,739,900,212.53
                                                          ------------------
          OTHER NONCURRENT LIABILITIES
227         OBLIGATIONS UNDER CAPITAL LEASES-
               NONCURRENT                                     108,543,467.98
                                                          ------------------
                  TOTAL OTHER NONCURRENT LIABILITIES          108,543,467.98
                                                          ------------------
          CURRENT AND ACCRUED LIABILITIES
            LONG-TERM DEBT DUE WITHIN ONE YEAR
221            BONDS                                          150,000,000.00
231         NOTES PAYABLE                                     191,700,000.00
232         ACCOUNTS PAYABLE                                  116,465,156.95
234         ACOUNTS PAYABLE TO ASSOCIATED COMPANIES             9,447,076.98
235         CUSTOMER DEPOSITS                                   1,582,299.58
236         TAXES ACCRUED                                        (888,603.53)
237         INTEREST ACCRUED                                   53,367,778.12
238         DIVIDENDS DECLARED                                 75,562,448.75
240         MATURED INTEREST                                        1,850.70
241         TAX COLLECTIONS PAYABLE                             4,130,782.51
242         MISCELLANEOUS CURRENT AND ACCRUED
               LIABILITIES                                     92,075,313.02
243         OBLIGATIONS UNDER CAPITAL LEASES-CURRENT           60,292,860.15
283         ACCUMULATED DEFERRED INCOME TAXES-OTHER
              (CURRENT)                                           (60,066.00)
                                                          ------------------
                    TOTAL CURRENT AND ACCRUED
                      LIABILITIES                         $   753,676,897.23
                                                          ------------------
           DEFERRED CREDITS
228.3        ACCUMULATED PROVISION FOR PENSIONS
               AND BENEFITS                               $    48,010,764.00
228.4        ACCRUED MISCELLANEOUS OPERATING
               PROVISION-D&D FUND                              24,968,570.92
228.41       ACCRUED MISCELLANEOUS OPERATING
               PROVISION-NUG BUYOUTS                           48,510,000.00
252          CUSTOMER ADVANCES FOR CONSTRUCTION                   195,049.67
253          OTHER DEFERRED CREDITS                           460,026,412.12
254          OTHER REGULATORY LIABILITIES                     187,526,353.82
255          ACCUMULATED DEFERRED INVESTMENT TAX
               CREDITS                                        202,266,782.30
257          UNAMORTIZED GAIN ON REACQUIRED DEBT                    3,940.00
281          ACCUMULATED DEFERRED INCOME TAXES
               ACCELERATED AMORTIZATION PROPERTY               11,731,160.00
282          ACCUMULATED DEFERRED INCOME TAXES-
               OTHER PROPERTY                               1,805,440,768.00
283          ACCUMULATED DEFERRED INCOME TAXES-
               OTHER                                          532,281,174.00
                 LESS ACCUMULATED DEFERRED INCOME
                 TAXES-OTHER (CURRENT)                            (60,066.00)
                                                          ------------------
                   TOTAL ACCUMULATED DEFERRED INCOME
                     TAXES-OTHER (NONCURRENT)                 532,341,240.00
                                                          ------------------
                        TOTAL DEFERRED CREDITS              3,321,021,040.83

             TOTAL LIABILITIES AND OTHER CREDITS          $ 9,998,010,677.16
                                                          ==================







                                   EXHIBIT H

                                  SCHEDULE 2


                                 PFG GAS, INC.
                                 BALANCE SHEET
                                     JUNE
                                     ----

            ASSETS AND OTHER DEBTS                           1997
            ----------------------                           ----

      Utility Plant                                     $  87,709,119
      Construction Work in Process                          3,715,969
         Depreciation                                     (12,347,948)
      Acquisition Adjustment                                   38,862
                                                        -------------
                     Total                                 79,116,002
                                                        -------------
      Investment                                                1,900
                                                        -------------
      Current and Accrued Assets
         Cash                                               8,643,374
         Special Deposit                                        2,155
         Working Funds                                          7,588
         Customer Accounts Receivable                       4,645,037
         Unbilled Revenue                                     441,826
         (Reserve for Uncollectibles)                        (495,247)
         Jobbing                                               21,335
         Other Accounts Receivable                            534,962
         Plant, Materials & Operating Supplies              3,192,040
         Natural Gas Inventories                            3,094,862
         Prepayments                                          384,671
         Deferred Income Tax                                  637,113
                                                        -------------
               Total Current & Accrued Assets              21,109,715
                                                        -------------
      Deferred Debits:
         Miscellaneous Deferred Debits                        450,196
         Regulatory Assets                                     29,268
                                                        -------------
               Total Deferred Debits                          479,464
                                                        -------------
         Total Assets and Other Debits                  $ 100,707,081
                                                        =============

         LIABILITIES AND OTHER CREDITS
         -----------------------------

      Proprietary Capital:

         Common Stock Issued                                  264,433
         Earned Surplus                                    43,967,755
         Capital Surplus                                    1,651,341
                                                        -------------
               Total Proprietary Capital                   45,883,529
                                                        -------------
      Long Term Debt:
         Advances of Associates                               648,905
         Accounts Payable-Parent                           37,914,460
                                                        -------------
               Total Long Term Debt                        38,563,365
                                                        -------------
      Current and Accrued Liabilities:
         Accounts Payable                                   2,288,637
         Customer Deposits                                    191,861
         Payroll Deductions                                    68,861
         Taxes                                              2,178,487
         Interest - Notes                                      13,820
         Deferred Income Tax                                  635,228
                                                        -------------
         Total Current & Accrued Liabilities                5,376,895
                                                        -------------
      Deferred Credits:
         Customer Advances                                    148,626
         Other                                              1,166,012
                                                        -------------
               Total Deferred Credits                       1,314,638
                                                        -------------
      Reserves
         Miscellaneous                                        269,745
         ACRS                                               6,303,777
         Deferred Inc Tax - Payable                         2,995,132
                                                        -------------
               Total Reserves                               9,568,654
                                                        -------------
         Total Liabilities and Other Equity             $ 100,707,081
                                                        =============







                                   EXHIBIT H

                                  SCHEDULE 3


                            NORTH PENN GAS COMPANY
                                 BALANCE SHEET
                                     JUNE
                                     ----


            ASSETS AND OTHER DEBTS                           1997
            ----------------------                           ----
      Utility Plant at Original Cost:
         Gas Plant in Service                           $  75,331,384
         Gas Plant Held For Future Use                        208,225
         Construction Work in Progress                      1,436,681
                                                        -------------
               Total Utility Plant                         76,976,289
                                                        -------------
      Less Accumulated Provision for
      Depreciation and Amortization                        24,847,868
                                                        -------------
               Net utility Plant                           52,128,421
                                                        -------------
      Gas Stored Underground                                5,340,750
                                                        -------------
      Other Property and Investments:
         Non-Utility Property                                  39,150
         Less Accumulated Provision for Depreciation           (1,042)
         Other Special Funds                                  259,308
                                                        -------------
         Total Other Property and Investments                 299,500
                                                        -------------
      Current and Accrued Assets
         Cash                                                 198,166
         Working Funds                                          6,970
         Temporary Cash Investments                           372,232
         Customer Accounts Receivable                       4,821,327
         Merchandise                                           37,820
         Other Accounts Receivable                            279,315
         Accum. Prov. for Uncollected Accounts-CR            (309,383)
         Unbilled Revenue                                     358,344
         Plant, Materials & Operating Supplies              1,745,789
         Gas Storage Underground - Current                   (423,946)
         Prepayments                                        1,607,351
         Misc. Current & Accrued Assets                           139
                                                        -------------
               Total Current & Accrued Assets               8,694,125
                                                        -------------
   Deferred Debits:
      Unamortized Debt Discount and Expense                   223,488
      Prelim. Survey & Investigation                           45,905
      Regulatory Assets                                     7,118,746
      Clearing Accounts                                       424,334
      Miscellaneous Deferred Debits                           488,104
      Accumulated Deferred Income Taxes                     1,570,070
                                                        -------------
               Total Deferred Debits                        9,870,647
                                                        -------------
         Total Assets and Other Debits                  $  76,333,444
                                                        =============

         LIABILITIES AND OTHER CREDITS
         -----------------------------

   Proprietary Capital:
     Common Stock Issued                                $   2,250,000
     Earned Surplus                                        30,816,711
                                                        -------------
               Total Proprietary Capital                   33,066,711
                                                        -------------
   Long Term Debt:
     Notes                                                 21,625,000
                                                        -------------
   Current and Accrued Liabilities:
     Accounts Payable                                         488,843
     Payroll                                                  142,004
     Accounts Payable to Associated Co.                     1,011,935
     Customer Deposits                                         68,532
     Tax Accrued - Federal Income                             597,903
     Tax Accrued-Other                                        (27,721)
     Interest Accrued - Long-term Debt                        442,533
     Interest Accrued-Other Debt                               12,222
     Dividends Declared                                       620,000
     Long-term Debt Due Within One Year                     1,125,000
     Misc. Current & Accrued Liabilities                    3,106,643
                                                        -------------
     Total Current & Accrued Liabilities                    7,587,895
                                                        -------------
   Deferred Credits:
     Other Deferred Credits                                 4,358,131
     Other Regulatory Liabilities                             849,001
     Unrecovered Purchased Gas Costs                          226,547
     Accumulated Deferred Investment
       Tax Credits                                          8,271,985
                                                        -------------
           Total Deferred Credits                          13,705,664
                                                        -------------
   Operating Reserves                                         348,174
                                                        -------------
         Total Liabilities and Other Credits            $  76,333,444
                                                        -------------





                                EXHIBIT I

                                SCHEDULE 1


                    PENNSYLVANIA POWER & LIGHT COMPANY
                           STATEMENT OF INCOME
                    TWELVE MONTHS ENDED JUNE 30, 1997

ACCT.
 NO
-----
              UTILITY OPERATING INCOME

400             OPERATING REVENUES                        $2,922,716,805.95
                                                          -----------------
              OPERATING EXPENSES

401             OPERATION EXPENSES                         1,410,305,217.85

402             MAINTENANCE EXPENSES                         194,242,652.10

403/406         DEPRECIATION EXPENSES AND
                  AMORTIZATION OF ELECTRIC PLANT
                  ACQUISITION ADJUSTMENTS                    367,995,793.95

407.3           REGULATORY DEBITS                             23,322,608.00

407.4           REGULATORY CREDITS                           (69,486,751.92)

408.1         TAXES OTHER THAN INCOME TAXES

                STATE GROSS RECEIPTS                         104,036,738.00

                STATE CAPITAL STOCK                           33,862,580.00

                STATE UTILITY REAL ESTATE                     44,760,980.00

                OTHER                                         20,748,675.16

409.1         INCOME TAXES

                FEDERAL                                      160,344,399.00

                STATE                                         55,461,918.00

410.1         PROVISION FOR DEFERRED INCOME TAXES

                FEDERAL                                      132,797,548.00

                STATE                                         34,973,617.00

411.1         PROVISION FOR DEFERRED INCOME
              TAXES-CREDIT

                FEDERAL                                     (107,840,209.00)

                STATE                                        (19,783,553.00)

411.4         INVESTMENT TAX CREDIT ADJUSTMENT                (9,919,032.00)

411.8         GAINS FROM DISPOSITION OF EMISSION
              ALLOWANCES                                        (800,528.98)
                                                                ------------
                TOTAL UTILITY OPERATING EXPENSES           2,375,022,652.16
                                                           ----------------
              NET UTILITY OPERATING INCOME                   547,694,153.79
                                                             --------------
              OTHER INCOME AND DEDUCTIONS

                OTHER INCOME

415/416           MERCHANDISING, JOBBING AND
                    CONTRACT WORK

418               NONOPERATING RENTAL INCOME                  (1,335,286.72)

418.1             EQUITY IN EARNINGS OF SUBSIDIARY
                    COMPANIES                                  9,221,890.33

419               INTEREST AND DIVIDEND INCOME                 7,080,789.16

419.1             ALLOWANCE FOR EQUITY FUNDS USED
                    DURING CONSTRUCTION                        4,762,107.06

421               MISCELLANEOUS NONOPERATING INCOME            3,970,668.99

421.1             GAIN ON DISPOSITION OF PROPERTY                 74,514.15
                                                                  ---------
                    TOTAL OTHER INCOME                        23,774,682.97
                                                              -------------
              OTHER INCOME DEDUCTIONS

421.2           LOSS ON DISPOSITION OF PROPERTY                    3,442.40

426.1-426.5     MISCELLANEOUS INCOME DEDUCTIONS                8,227,265.52
                                                               ------------
                  TOTAL OTHER INCOME DEDUCTIONS               $8,230,707.92
                                                              -------------
              OTHER INCOME AND DEDUCTIONS
                (CONTINUED)

                TAXES APPLICABLE TO OTHER INCOME
                  AND DEDUCTIONS

408.2             TAXES OTHER THAN INCOME TAXES                  $77,092.00

409.2             INCOME TAXES

                    FEDERAL                                   (2,102,174.00)

                    STATE                                       (660,942.00)

                    D.C. TAX                                      32,924.00

410.2/411.2      PROVISION FOR DEFERRED INCOME
                   TAXES-NET

                   FEDERAL                                       239,390.00

                   STATE                                          79,725.00
                                                                  ---------
                     TOTAL TAXES APPLICABLE TO OTHER
                       INCOME AND DEDUCTION                   (2,333,985.00)
                                                              --------------
                     NET OTHER INCOME AND DEDUCTIONS          17,877,960.05
                                                              -------------
              INCOME BEFORE INTEREST CHARGES                 565,572,113.84
                                                             --------------
              INTEREST CHARGES

427             INTEREST ON LONG-TERM DEBT                   204,529,660.13

428             AMORTIZATION OF DEBT DISCOUNT AND
                  EXPENSE                                      2,404,737.01

428.1           AMORTIZATION OF LOSS ON REACQUIRED
                  DEBT                                         7,228,189.00

429             AMORTIZATION OF PREMIUM ON
                  DEBT-CREDIT                                    (10,967.37)

429.1           AMORITIZATION OF GAIN ON REACQUIRED
                  DEBT-CREDIT                                     (2,367.25)

431             OTHER INTEREST CHARGES                         5,674,936.68
                                                               ------------
432               ALLOW. FOR BORROWED FUNDS USED
                    DURING CONSTRUCTION-CREDIT                (5,201,949.02)
                                                              --------------
                    NET INTEREST CHARGES                     214,622,239.18
                                                             --------------
                NET INCOME                                  $350,949,874.66
                                                            ===============






                                   EXHIBIT I

                                  SCHEDULE 2



                                 PFG GAS, INC.
                              STATEMENT OF INCOME
                FOR THE TWELVE MONTH PERIOD ENDED JUNE 30, 1997


                                                              1997
                                                              ----

Total Operating Revenue                                $     58,251,383
                                                       ----------------
Operating Expenses

    Cost of Gas                                        $     28,210,642

    Operation                                                11,582,379

    Maintenance                                               2,711,233

    Depreciation                                              3,402,110

    Taxes Other Than Income Taxes                             3,547,772

    Income Taxes

           Federal                                            2,189,660

           State                                              (117,380)

    Investment Tax Credit                                      (39,902)
                                                       ----------------

Total                                                  $     51,486,516
                                                       ----------------

Operating Income                                       $      6,764,867
                                                       ----------------
Other Income

    Interest Income                                    $         39,111

    Miscellaneous Non-Operating Income                           87,877
                                                       ----------------

Total Other Income                                     $        126,988
                                                       ----------------

    Gross Income                                       $      6,891,855
                                                       ----------------

Income Deductions

    Miscellaneous                                      $          3,996

    Other Interest                                            2,038,315

    Allowance for Borrowed Funds Used During
      Construction - Credit                                     (31,641)
                                                       -----------------

Total Interest Charges                                 $      2,010,669
                                                       ----------------

NET INCOME                                             $      4,881,186
                                                       ================






                                   EXHIBIT I

                                  SCHEDULE 3



                            NORTH PENN GAS COMPANY
                              STATEMENT OF INCOME
                FOR THE TWELVE MONTH PERIOD ENDED JUNE 30, 1997


                                                              1997
                                                              ----

Total Operating Revenue                                $     45,189,495
                                                       ----------------

Operating Expenses

    Cost of Gas                                        $     17,856,286

    Administrative                                            7,097,007

    Operation                                                 7,335,892

    Maintenance                                                 739,631

    Depreciation                                              2,457,572

    Taxes - General                                           2,686,834

    Income Taxes

           Federal                                            1,294,626

           State                                                255,242

    Investment Tax Credit                                       (36,463)
                                                       ----------------

Total                                                  $     39,686,627
                                                       ----------------

Operating Income                                       $      5,502,868
                                                       ----------------

Other Income

    Interest Income                                    $        248,160

    Miscellaneous Non-Operating Income                          140,289
                                                       ----------------

Total Other Income                                     $        388,449
                                                       ----------------
    Gross Income                                       $      5,891,317
                                                       ----------------

Income Deductions

    Miscellaneous                                      $         12,525

    Interest on Long - term Debt                              2,132,125

    Amortization of Debt Expense                                 14,245

    Other Interest                                              154,959

    Allowance for Borrowed Funds Used During
      Construction - Credit                                     (18,761)

Total Interest Charges                                 $      2,295,093
                                                       ----------------
NET INCOME                                             $      3,596,224
                                                       ================







                                  AFFIDAVITS



                                   AFFIDAVIT

COMMONWEALTH OF PENNSYLVANIA     :
                                 :  SS.
COUNTY OF LEHIGH                 :


           FRANK A. LONG, being duly sworn according to law, deposes and states that he is Executive Vice President and Chief Operating Officer of Pennsylvania Power & Light Company; that he is authorized to and does make this affidavit for it; and that the facts set forth above related to Pennsylvania Power & Light Company and its affiliates are correct to the best of his knowledge, information and belief and that he expects Pennsylvania Power & Light Company to be able to prove the same at any hearing hereof.

                                    /s/ Frank A. Long
                                    ------------------------------
                                    Frank A. Long
                                    Executive Vice President and
                                    Chief Operating Officer


Sworn to and subscribed
before me this 5th day
of August, 1997


/s/ Francine A. Greenzweig
---------------------------
Notary Public






                                AFFIDAVIT

COMMONWEALTH OF PENNSYLVANIA   :
                               :  SS.
COUNTY OF CHESTER              :


           Terry H. Hunt, being duly sworn according to law, deposes and states that he is President and Chief Executive Officer of PFG Gas, Inc., and North Penn Gas Company; that he is authorized to and does make this affidavit for them; and that the facts set forth above as to PFG Gas, Inc., North Penn Gas Company and their affiliates are correct to the best of his knowledge, information and belief and that he expects PFG Gas, Inc. and North Penn Gas Company to be able to prove the same at any hearing hereof.


                                    /s/ Terry H. Hunt
                                    ------------------------------
                                    Terry H. Hunt
                                    President and Chief Operating
                                    Officer


SWORN TO AND SUBSCRIBED
before me this 4th day
of August, 1997


/s/ Eleanor R. Ross
----------------------------
Notary Public